UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

U.S. CONCRETE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street

Euless, Texas 76039

(Address of principal executive offices, including ZIP code)

(817) 835-4105

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $.001	USCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)            ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Fourth Amended and Restated Loan and Security Agreement

On June 25, 2021, U.S. Concrete, Inc. (the “Company”) and certain of its subsidiaries, as co-borrowers and as guarantors, entered into the Fourth Amended and Restated Loan and Security Agreement (the “Fourth Loan Agreement”) with certain financial institutions named therein as lenders and Bank of America, N.A., as agent for the lenders, which amends and restates the Third Amended and Restated Loan and Security Agreement, dated as of August 31, 2017 (the “Third Loan Agreement”). Among other things, the Fourth Loan Agreement provides for revolving commitments of $300 million and extends the maturity date to June 25, 2026. The Fourth Loan Agreement also amends certain terms of the Third Loan Agreement, including, without limitation, permitting the incurrence of the loans under the Term Loan Agreement (as defined below).

The obligations under the Fourth Loan Agreement are secured by first priority security interests in accounts receivable, inventory and certain other personal property of the Company and its subsidiaries (the “ABL Priority Collateral”) and second priority liens on and security interests in certain real property of the Company’s subsidiaries and certain personal property of the Company and its subsidiary guarantors that is not ABL Priority Collateral (the “Term Loan Priority Collateral”).

The foregoing description of the Fourth Loan Agreement is not intended to be complete and is subject to, and qualified in its entirety by, the Fourth Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Credit and Guaranty Agreement

On June 25, 2021, the Company, as borrower, entered into a secured term loan agreement (the “Term Loan Agreement”) with certain subsidiaries, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the lenders (the “Lenders”) and other parties named therein. The Term Loan Agreement provides for $300 million in aggregate principal amount of term loans (the “Term Loans”). The Term Loans will mature June 25, 2028. Proceeds of the Term Loans will be used for general corporate purposes, including to repay outstanding borrowings under the Fourth Loan Agreement and to redeem the Company’s 6.375% Senior Notes due 2024 (the “2024 Notes”) pursuant to the Redemption (as defined below).

The Term Loans bear interest at the Company’s option of either: (1) the London Interbank Offered Rate (“LIBOR”) (subject to a floor of 0.50%) plus a margin of 2.75% or (2) a base rate (which is equal to the greatest of the prime rate, the Federal Reserve Bank of New York effective rate plus 0.50% and LIBOR plus 1.00%, and is subject to a floor of 1.50%) plus a margin of 1.75%. Additionally, the Term Loans were issued at a price of 99.75%. The Term Loans are secured by a first priority lien on and security interest in the Term Loan Priority Collateral and a second priority security interest in the ABL Priority Collateral. The Term Loan Agreement contains customary representations, warranties, covenants and events of default, but does not contain any financial maintenance covenants.

Certain of the Lenders and their affiliates have provided from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to us, for which we have paid, and intend to pay, customary fees.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Delayed Draw Term Loan Agreement

On June 25, 2021, in connection with entering into the Term Loan Agreement, the Company terminated the Credit and Guaranty Agreement, dated as of April 17, 2020, among the Company, certain subsidiaries as guarantors, Bank of America, N.A., as administrative agent and collateral agent, the lenders and other parties named therein (the “Delayed Draw Term Loan Agreement”). The Delayed Draw Term Loan Agreement provided for a $178.65 million delayed draw term loan facility and was scheduled to mature on May 1, 2025. There were no outstanding borrowings under the Delayed Draw Term Loan. The Delayed Draw Term Loan was secured by a first priority lien on and security interest in the Term Loan Priority Collateral.

Indenture Governing the 2024 Notes

On May 27, 2021, the Company announced that it sent a conditional notice of optional redemption to U.S. Bank National Association, as trustee (the “Trustee”), electing to effect an optional redemption (the “Redemption”) of the Company’s outstanding 2024 Notes, at a cash redemption price equal to 101.594% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date of June 26, 2021 (such amount, the “Redemption Price”). The Redemption was subject to the satisfaction of the following condition precedent (the “Condition Precedent”): the consummation of one or more financings, on terms and conditions acceptable to the Company in its sole and absolute discretion, that, collectively, provide net proceeds sufficient to pay the Redemption Price in full on the 2024 Notes and all fees and expenses related to such financings and the Redemption. On June 25, 2021, the Condition Precedent was satisfied and the Company deposited with the Trustee funds sufficient to redeem the outstanding 2024 Notes on June 28, 2021. Upon deposit of the Redemption Price with the Trustee, the indenture governing the 2024 Notes was fully satisfied and discharged.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibit

10.1	Fourth Amended and Restated Loan and Security Agreement, dated as of June 25, 2021, by and among U.S. Concrete, Inc., certain of its subsidiaries party thereto, certain lenders party thereto and Bank of America, N.A., as agent for the lenders.

10.2	Credit and Guaranty Agreement, dated as of June 25, 2021, among U.S. Concrete, Inc., the guarantors party thereto, the financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: June 25, 2021	By:	/s/ Gibson T. Dawson
	Name:	Gibson T. Dawson
	Title:	Vice President, Corporate Controller and Chief Accounting Officer